Exhibit 99.1

Sealed Air Corporation 8215 Forest Point Blvd. Charlotte, NC 28273

For release: July 28, 2016

SEALED AIR REPORTS SECOND QUARTER 2016 RESULTS

•	Second Quarter 2016 Sales of $1.7 Billion, Net Income of $50 Million and Reported EPS of $0.25

•	Second Quarter 2016 Adjusted EPS of $0.65 and Adjusted EBITDA of $306 Million or 17.7% of Net Sales

•	Updated 2016 Outlook

CHARLOTTE, N.C., Thursday, July 28, 2016 – Sealed Air Corporation (NYSE: SEE) today announced financial results for second quarter 2016. Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “In the second quarter, we delivered $1.7 billion in net sales by leveraging growth opportunities in targeted regions and end markets, offsetting other areas that were challenged by economic uncertainty. These efforts, coupled with our continued focus on new product adoption and operational disciplines, resulted in solid margin performance in our three core divisions. We are delivering on our 2016 objectives, and expect stronger performance in the second half of the year. This performance will be primarily driven by increased demand for our core product portfolio, recently introduced innovations, and accelerated growth in the global protein market and e-Commerce sector. We also anticipate less currency headwinds than previously forecasted.”

Unless otherwise stated, all results compare second quarter 2016 results to second quarter 2015 results. Year-over-year financial discussions present operating results as reported, and on an organic or constant dollar basis. Constant dollar refers to unit volume and price/mix performance and excludes the impact of currency translation from all periods referenced. Organic refers to unit volume and price/mix performance and excludes the impact of currency translation and the results from the divestiture of the North American foam trays and absorbent pads business, which was divested on April 1, 2015, and the divestiture of the European food trays business in November 2015 (together “divestitures”), from all periods referenced. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share (“Adjusted EPS”) and Adjusted Tax Rate, exclude the impact of special items, such as restructuring charges, charges related to ceasing operations in Venezuela, cash-settled stock appreciation rights (“SARs”) granted as part of the Diversey acquisition and certain other infrequent or one-time items. Please refer to the financial statements included with this press release for a reconciliation of Non-U.S. GAAP to U.S. GAAP financial measures.

Second Quarter 2016 Highlights

•	Food Care net sales of $802 million decreased 5.2% as reported. Currency had a negative impact on Food Care net sales of 4.6%, or $39 million and the divestiture had a negative impact of 1.7%, or $15 million. On an organic basis, net sales increased 1.1% due to favorable price/mix of 0.4% and volume growth of 0.7%. Positive volume trends in North America and Europe, Middle East and Africa offset ongoing weakness in Latin America. Adjusted EBITDA of $163 million or 20.3% of net sales was attributable to favorable price/cost spread, positive volume trends and restructuring savings, which were more than offset by higher non-material manufacturing expenses, unfavorable currency translation, divestitures of non-core assets, and salary and wage inflation.

•	Diversey Care net sales of $532 million decreased 0.6% as reported and increased 2.4% on a constant dollar basis. Currency had a negative impact on Diversey Care net sales of 3.0%, or $16 million in the quarter. All regions experienced positive constant dollar sales growth driven by favorable price/mix of 2.0% and a slight increase in volumes of 0.4%. Our fastest growing regions in constant dollar sales were Asia Pacific with 6.8% growth and North America with 2.9% growth. Diversey Care’s Adjusted EBITDA was $86 million or 16.2% of net sales. Adjusted EBITDA performance was favorably impacted by a $5.6 million reimbursement of previously incurred environmental expenses, as well as favorable price/cost spread and restructuring savings, which were partially offset by unfavorable currency translation and salary and wage inflation.

•	Product Care net sales of $374 million in the second quarter decreased 2.5% as reported and 1.5% on a constant dollar basis. Currency had a negative impact on Product Care net sales of 1.0%, or $4 million. Sales volume increased 0.4% despite continued rationalization efforts and ongoing weakness in the industrial market. Adjusted EBITDA was $79 million or 21.1% of net sales. This performance was primarily attributable to positive volume trends, manufacturing efficiencies and continued price discipline, which were more than offset by salary and wage inflation and unfavorable currency translation.

Second Quarter 2016 U.S. GAAP Summary

Net sales of $1.7 billion decreased 3.2% on an as reported basis. Currency had a negative impact on total net sales of 3.3%, or $59 million, and the Food Care divestitures had a negative impact on total sales of 0.8%, or $15 million, in the second quarter. As reported, Latin America and Asia Pacific declined 11.3% and 3.5%, respectively. EMEA and North America also declined 1.6% and 2.5% on an as reported basis.

Net income on a reported basis was $50 million, or $0.25 per diluted share as compared to $28 million, or $0.13 per diluted share in the second quarter 2015. Net income in the second quarter 2016 included $79 million of special items, charges related to ceasing operations in Venezuela, restructuring charges and other costs associated with our restructuring programs, and a loss on the remeasurement of our Venezuelan subsidiaries. Net earnings in the second quarter 2015 included $99 million of special items, primarily consisting of the loss on debt redemption and refinancing activities, a loss on the remeasurement of our Venezuelan subsidiaries, and restructuring charges and other costs associated with our restructuring programs, partially offset by gains on the sale of our North American foam trays and absorbent pads business.

The effective tax rate in the second quarter of 2016 was 59.7%, compared to the effective tax rate of 34.5% in the second quarter of 2015. The effective tax rate was negatively impacted by $52 million of charges related to ceasing operations in Venezuela for which we will receive no tax benefit. We also recorded discrete tax expense of $24 million, which primarily reflected an increase in valuation allowances against expiring foreign tax credits and increases in unrecognized tax benefits.

Second Quarter 2016 Non-U.S. GAAP Summary

Net sales on an organic basis increased 0.9%. Organic sales are adjusted for the negative impact of unfavorable currency translation and Food Care divestitures in North America and Europe. The Company’s fastest growing region on an organic basis was Latin America with 8.2%, followed by sales growth in EMEA of 2.5% and Asia Pacific of 0.7%. North America declined 2.2% in constant dollars primarily due to formula pricing in the Food Care division, softness in the industrial market and rationalization efforts in the Product Care division.

Adjusted EBITDA for the second quarter 2016 was $306 million, or 17.7% of net sales, including a $6.8 million reimbursement received by the Company of previously incurred environmental expenses, of which $5.6 million impacted the Diversey Care division. Margin performance in the second quarter 2016 was attributable to a favorable price/cost spread, restructuring savings, the reimbursement of previously incurred environmental expenses, and positive volume trends. These items were partially offset by $9 million of unfavorable currency translation, divestitures of $3 million as well as salary and wage inflation and higher non-material manufacturing expenses.

Adjusted EPS was $0.65 for the second quarter 2016. This compares to Adjusted EPS of $0.60 in the second quarter 2015. The Adjusted Tax Rate was 29.1% in the second quarter 2016, compared to 28.9% in the second quarter 2015. The Adjusted Tax Rate was negatively impacted by an unfavorable mix of domestic versus foreign sourced income.

Cash Flow and Net Debt

Cash flow provided by operating activities in the six months ended June 30, 2016 was $181 million, which is net of $36 million of restructuring payments. This compares with cash provided by operating activities of $456 million in the six months ended June 30, 2015. In March 2015, the Company received a tax refund of $235 million related to the payment of funds in connection with the Settlement agreement (as defined in our 2015 Annual Report on Form 10-K). Excluding the tax refund, cash flow provided by operating activities in the first six months of 2015 was $221 million, which is net of $45 million of restructuring and $18 million of SARs payments. The anticipated decline in cash flow in the six months ended June 30, 2016 compared to the same period a year ago was primarily due to working capital.

Capital expenditures increased as planned to $114 million in the six months ended June 30, 2016 and compared to $58 million in the six months ended June 30, 2015. Free Cash Flow, defined as net cash provided by (used in) operating less capital expenditures, was an inflow of $68 million in the six months ended June 30, 2016. This compares to an inflow of $163 million in the six months ended June 30, 2015, excluding the tax refund related to the payment of funds in connection with the Settlement agreement.

Compared to December 31, 2015, the Company’s net debt increased $122 million to $4.3 billion as of June 30, 2016. This increase in borrowings primarily resulted from a use of working capital, higher capital expenditures, and amounts paid for share repurchases and dividends.

                During the second quarter 2016, the Company repurchased approximately 0.4 million shares for approximately $20 million, and paid cash dividends of $32 million. In the first half of 2016, the Company repurchased 1.1 million shares for approximately $52 million, and paid cash dividends of $58 million.

Updated Outlook for Full Year 2016*

The Company updated guidance previously provided on April 28, 2016. For the full year 2016, the Company expects to achieve Net Sales of approximately $6.85 billion and Adjusted EBITDA in the range of $1.17 to $1.18 billion. The outlook for Adjusted EPS is expected to be at the high end of the previous guidance range of $2.52 to $2.60. Currency is expected to have a negative impact of approximately $275 million on net sales and $45 million on Adjusted EBITDA. The outlook assumes an Adjusted Tax Rate of 24%. Adjusted EPS guidance excludes the impact of special items. The Company continues to anticipate 2016 Free Cash Flow to be approximately $550 million, including capital expenditures of approximately $275 million and cash restructuring payments of approximately $110 million.

Conference Call Information

Date:	Thursday, July 28, 2016
Time:	9:00am (ET)
Webcast:	www.sealedair.com/investors
Conference Dial In:	(888) 679-8035 (domestic)
(617) 213-4848 (international)
Participant Code:	49357253

A supplemental presentation accompanying the conference call will be available on the Company’s website at www.sealedair.com/investors.

Conference Call Replay Information

Dates:	Thursday, July 28, 2016 at 3:00pm (ET) through
Saturday, August 27, 2016 at 2:59pm (ET)
Webcast:	www.sealedair.com/investors
Conference Dial In:	(888) 286-8010 (domestic)
(617) 801-6888 (international)
Participant Code:	13354310

Business

Sealed Air Corporation creates a world that feels, tastes and works better. In 2015, the Company generated revenue of approximately $7.0 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, enables a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 23,000 employees who serve customers in 169 countries. To learn more, visit www.sealedair.com.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and Adjusted EPS, net sales on a “constant dollar” or “organic” basis, Adjusted Gross Profit, Adjusted Operating Profit, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of certain specified items (“special items”) and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these non-U.S. GAAP measures to U.S. GAAP and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA,” “Segment Information,” “Reconciliation of Non-U.S. GAAP Total Company Adjusted EBITDA to U.S. GAAP Net Earnings from Continuing Operations,” “Components of Change in Net Sales by Segment,” “Components of Changes in Net Sales by Region,” “Components of Organic Change in Net Sales by Segment,” and “Components of Organic Changes in Net Sales by Region.” Information reconciling forward-looking non-U.S. GAAP measures to U.S. GAAP measures is not available without unreasonable effort.

*We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain special items, including gains and losses on the disposition of businesses, the ultimate outcome of certain legal or tax proceedings, foreign currency gains or losses resulting from the volatile currency market in Venezuela, and other unusual gains and losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: the tax benefits associated with the Settlement agreement (as defined in our 2015 Annual Report on Form 10-K), global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net sales	$1,727.0	$1,785.0	$3,317.6	$3,531.4
Cost of sales(2)	1,065.6	1,121.2	2,066.9	2,218.0

Gross profit	661.4	663.8	1,250.7	1,313.4
As a % of total net sales	38.3%	37.2%	37.7%	37.2%
Selling, general and administrative expenses(2)	413.5	415.3	809.5	843.1
As a % of total net sales	23.9%	23.3%	24.4%	23.9%
Amortization expense of intangible assets acquired	27.5	23.0	48.9	45.6
Stock appreciation rights expense(3)	(0.1)	1.6	0.2	4.5
Restructuring and other charges(2)	1.9	16.9	1.9	29.6

Operating profit	218.6	207.0	390.2	390.6
Interest expense	(54.3)	(59.0)	(109.0)	(117.5)
Foreign currency exchange loss related to Venezuelan subsidiaries(4)	(1.1)	(30.5)	(2.8)	(29.7)
Charges related to Venezuelan subsidiaries(2)	(46.0)	—	(46.0)	—
Loss on debt redemption and refinancing activities(5)	—	(110.8)	—	(111.3)
Gain (loss) on sale of business(6)	—	29.2	(1.6)	29.2
Other income, net	5.8	7.0	4.5	12.9

Earnings before income tax provision	123.0	42.9	235.3	174.2
Income tax provision	73.4	14.8	93.8	48.9

Effective income tax rate	59.7%	34.5%	39.9%	28.1%
Net income	$49.6	$28.1	$141.5	$125.3

Net earnings per common share(7):
Basic :	$0.25	$0.13	$0.72	$0.60

Diluted:	0.25	0.13	0.71	0.59

Dividends per common share	$0.16	$0.13	$0.29	$0.26

Weighted average number of common shares outstanding:
Basic	195.6	208.5	195.4	208.7

Diluted	197.9	211.3	197.5	211.5

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	Due to the ongoing challenging economic situation in Venezuela, the Company approved a program in the second quarter of 2016 to cease operations in the country. This resulted in total costs of $52.1 million being incurred which included a voluntary reduction in headcount including severance and termination benefits for employees of approximately $0.3 million recorded in restructuring and other charges, depreciation and amortization expense related to fixed assets and intangibles of approximately $4.8 million recorded in selling, general and administrative expenses, inventory reserves of $1.0 million recorded in costs of sales and the release of cumulative translation adjustment of approximately $46.0 million recorded in charges related to Venezuelan subsidiaries.
(3)	The remaining amount of cash-settled stock appreciation rights (“SARs”) were fully vested as of March 31, 2015. However, we will continue to incur expense related to these SARs until the last expiration date of these awards (February 2020). The amount of related future expense will fluctuate based on exercise and forfeiture activity and changes in the assumptions used in the valuation model, including the price of Sealed Air common stock.
(4)	Based on changes to the Venezuelan currency exchange rate mechanisms, in the first quarter of 2015, we changed the exchange rate we used to remeasure our Venezuelan subsidiaries’ financial statements into U.S. dollars. Starting June 30, 2015 through to December 31, 2015, we concluded that we would use the SIMADI rate to remeasure our bolivar denominated monetary assets and liabilities since it was our only legally available option and at that time, our intent on a go-forward basis to utilize this market to settle any future transactions based on the then current facts and circumstances. As a result of the change, we recorded a remeasurement loss of $31 million and $30 million in the three and six months ended June 30, 2015, respectively.

In the first quarter of 2016, based on further changes in the Venezuelan exchange rate mechanisms whereby the SIMADI rate was eliminated and replaced by the DICOM rate, we used the DICOM rate to remeasure our bolivar denominated monetary assets and liabilities. As a result of this evaluation, the Company reported a remeasurement loss of $1 million and $3 million in the three and six months ended June 30, 2016, respectively.

(5)	In June 2015, we issued $400 million of 5.5% senior notes due 2025 and €400 million of 4.5% senior notes due 2023 and used the net proceeds of these notes to retire the existing $750 million of 8.375% senior notes due 2021. The aggregate repurchase price was $866 million, which primarily included the principle amount of $750 million, premium of $99 million and accrued interest of $17 million. We recognized a total net pre-tax loss of $111 million in the three months ended June 30, 2015, which included the premiums mentioned above. Also included in the loss on debt redemption was $11 million of accelerated amortization of original non-lender fees related to the 8.375% senior notes.
(6)	In April 2015, we completed the sale of our North American foam trays and absorbent pads business for a gain of $29 million. In November 2015, we completed the sale of our European food trays business for a pre-tax loss of $13 million and reported an additional loss of $1.6 million in 2016.
(7)	Net earnings per common share are calculated under the two-class method. See our Annual Report on Form 10-K for period ended December 31, 2015 for more information on the two-class method.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(Unaudited)

(In millions)

	June 30, 2016	December 31, 2015(1)
Assets
Current assets:
Cash and cash equivalents	$297.5	$358.4
Trade receivables, net	839.9	758.4
Other receivables	177.6	147.5
Inventories	748.0	660.8
Assets held for sale	3.4	10.3
Other current assets	293.6	280.2

Total current assets	2,360.0	2,215.6
Property and equipment, net	980.0	930.7
Goodwill	2,906.8	2,909.5
Intangible assets, net	764.4	784.3
Other assets, net	515.5	549.9

Total assets	$7,526.7	$7,390.0

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$281.0	$241.9
Current portion of long-term debt	76.6	46.6
Accounts payable	777.6	675.3
Other current liabilities	758.2	843.3

Total current liabilities	1,893.4	1,807.1
Long-term debt, less current portion	4,259.1	4,266.8
Other liabilities	787.2	789.0

Total liabilities	6,939.7	6,862.9

Stockholders’ equity	587.0	527.1

Total liabilities and stockholders’ equity	$7,526.7	$7,390.0

(1)	During the first quarter of 2016, the Company adopted ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”) and ASU 2015-15, Interest—Imputation of Interest (Subtopic 835-30), Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements (“ASU 2015-15”), which resulted in a decrease in other assets of $36 million and a decrease in long-term debt of $36 million as of December 31, 2015 on the Condensed Consolidated Balance Sheets.

CALCULATION OF NET DEBT (1)

	June 30,	December 31,
	2016	2015(2)
Short-term borrowings	$281.0	$241.9
Current portion of long-term debt	76.6	46.6
Long-term debt, less current portion	4,259.1	4,266.8

Total debt	4,616.7	4,555.3
Less: cash and cash equivalents	(297.5)	(358.4)

Net debt	$4,319.2	$4,196.9

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	During the first quarter of 2016, the Company adopted ASU 2015-03 & ASU 2015-15 which resulted in a decrease in other assets of $36 million and a decrease in long-term debt of $36 million as of December 31, 2015 on the Condensed Consolidated Balance Sheets.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2016	2015
		Revised(2)
Net income	$141.5	$125.3
Adjustments to reconcile net earnings to net cash provided by operating activities(3)	218.6	269.0
Changes in:
Trade receivables, net	(83.9)	(47.9)
Inventories	(82.9)	(99.1)
Accounts payable	90.3	107.4
Settlement agreement, and related items (4)	—	235.2
Changes in all other operating assets and liabilities	(102.4)	(133.8)

Cash flow provided by operating activities	181.2	456.1

Capital expenditures for property and equipment	(113.5)	(57.6)
Proceeds, net from sale of businesses	7.8	75.6
Business acquired in purchase transactions, net of cash and cash equivalents acquired	—	(8.5)
Proceeds from sales of property, equipment and other assets	0.4	26.4
Settlement of foreign currency forward contracts	(31.3)	39.6

Cash flow (used in) provided by investing activities	(136.6)	75.5

Net proceeds from borrowings	35.0	69.6
Cash used as collateral on borrowing arrangements	0.3	(14.7)
Repurchase of common stock	(52.0)	(149.7)
Payments for debt extinguishment and issuance costs	—	(108.2)
Excess tax benefit from stock based compensation	6.8	—
Dividends paid on common stock	(57.0)	(54.8)
Acquisition of common stock for tax withholding	(22.3)	(7.4)

Cash flow used in financing activities	(89.2)	(265.2)

Effect of foreign currency exchange rates on cash and cash equivalents	(16.3)	(34.3)

Cash and cash equivalents beginning of period	$358.4	$286.4
Net change in cash and cash equivalents	(60.9)	232.1

Cash and cash equivalents end of period	$297.5	$518.5

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$181.2	$456.1
Capital expenditures for property and equipment	(113.5)	(57.6)

Free Cash Flow(5)	$67.7	$398.5
Settlement agreement and related items (4)	—	(235.2)

Free Cash Flow excluding Settlement agreement and related items	$67.7	$163.3

Additional Cash Flow Information:
Interest payments, net of amounts capitalized	$108.0	$131.4

Income tax payments	$59.9	$52.8

SARs payments (less amounts included in restructuring payments)	$1.9	$18.3

Restructuring payments (including associated costs)	$36.4	$45.2

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	For the six months ended June 30, 2015, certain amounts related to the settlement of a net investment hedge and foreign currency gains and losses were misclassified on the Condensed Consolidated Statement of Cash Flows. The reclassification of these items resulted in a decrease in cash provided by operating activities of $6 million, an increase to cash provided by investing activities of $3 million, and a decrease of $4 million due to the effect of foreign currency exchange rate changes in cash.

Additionally, certain amounts related to compensating balance arrangements were misclassified in the Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Cash Flows. The reclassification resulted in $14 million decrease in financing activities, $36 million decrease in Cash and cash equivalents beginning of period, and $51 million decrease in Cash and cash equivalents end of period.

(3)	2016 primarily consists of depreciation and amortization of $107 million, share based compensation expense of $31 million, profit sharing expense of $17 million, charges related to ceasing operations in Venezuela of $46 million, loss on sale of businesses of $2 million, a remeasurement loss of $3 million, partially offset by excess tax benefits related to stock based compensation of $7 million. 2015 primarily consists of loss on bond redemption of $111 million, depreciation and amortization of $109 million, share-based compensation expense of $33 million, and a remeasurement loss of $30 million partially offset by a gain on sale of business of $36 million.
(4)	During the first quarter of 2015, the Company received the tax refund of $235 million related to the payment of funds in connection with the Settlement agreement payment.
(5)	Free cash flow does not represent residual cash available for discretionary expenditures, including mandatory debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended
	June 30,
	2016			2015
	U.S. GAAP As Reported	Less: Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Less: Special Items(2)	Non-U.S. GAAP Adjusted
Net sales	$1,727.0	$—	$1,727.0	$1,785.0	$—	$1,785.0
Cost of sales(3)	1,065.6	(1.5)	1,064.1	1,121.2	(1.6)	1,119.6

Gross profit	661.4	1.5	662.9	663.8	1.6	665.4
As a % of total net sales	38.3%		38.4%	37.2%		37.3%
Selling, general and administrative expenses(3)	413.5	(7.6)	405.9	415.3	(7.8)	407.5
As a % of total net sales	23.9%		23.5%	23.3%		22.8%
Amortization expense of intangible assets acquired	27.5	—	27.5	23.0	—	23.0
Stock appreciation rights (benefit) expense	(0.1)	0.1	—	1.6	(1.6)	—
Restructuring and other charges(3)	1.9	(1.9)	—	16.9	(16.9)	—

Operating profit	218.6	10.9	229.5	207.0	27.9	234.9
As a % of total net sales	12.7%		13.3%	11.6%		13.2%
Interest expense	(54.3)	—	(54.3)	(59.0)	—	(59.0)
Foreign currency exchange loss related to Venezuelan subsidiaries	(1.1)	1.1	—	(30.5)	30.5	—
Charges related to Venezuelan subsidiaries(3)	(46.0)	46.0	—	—	—	—
Loss on debt redemption and refinancing activities	—	—	—	(110.8)	110.8	—
Gain (Loss) on sale of business	—	—	—	29.2	(29.2)	—
Other income (expense), net	5.8	0.8	6.6	7.0	(3.9)	3.1

Earnings before income tax provision	123.0	58.8	181.8	42.9	136.1	179.0
Income tax (benefit) provision	73.4	(20.5)	52.9	14.8	37.0	51.8

Effective income tax rate(4)	59.7%		29.1%	34.5%		28.9%

Net income	$49.6	$79.3	$128.9	$28.1	$99.1	$127.2

Net earnings per common share(5):
Diluted	$0.25	$0.40	$0.65	$0.13	$0.47	$0.60

Weighted average number of common shares outstanding:
Diluted	197.9	197.9	197.9	211.3	211.3	211.3

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted Operating Profit			$229.5			$234.9
Other income (expense), net			6.6			3.1
Depreciation and amortization(3)(6)			74.3			69.3
Accelerated depreciation and amortization of fixed assets and intangible assets for Venezuelan subsidiaries, included in depreciation and amortization(3)			(4.8)			—
Write down of non-strategic assets, included in depreciation and amortization			—			0.3

Non-U.S. GAAP Adjusted EBITDA			$305.6			$307.6

As a % of total net sales			17.7%			17.2%

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	Special items are certain specified infrequent, non-operational or one-time costs/credits that are included in our U.S. GAAP reported results. These special items include charges related to ceasing operations in Venezuela, restructuring charges and other costs associated with our restructuring programs, and a loss on the remeasurement of our Venezuelan subsidiaries. See the ‘Reconciliation of Non-U.S. GAAP Total Company Adjusted EBITDA to U.S. GAAP Net Earnings from Continuing Operations’ table on page 15 for a description of the special items.

(3)	Due to the ongoing challenging economic situation in Venezuela, the Company approved a program in the second quarter of 2016 to cease operations in the country. This resulted in total costs of $52.1 million being incurred which included a voluntary reduction in headcount including severance and termination benefits for employees of approximately $0.3 million recorded in restructuring and other charges, depreciation and amortization expense related to fixed assets and intangibles of approximately $4.8 million recorded in selling, general and administrative expenses, inventory reserves of $1.0 million recorded in costs of sales and the release of cumulative translation adjustment of approximately $46.0 million recorded in charges related to Venezuelan subsidiaries.
(4)	Our Adjusted Tax Rate is defined as the effective income tax rate on Non-U.S. GAAP Adjusted Net Earnings.
(5)	Net earnings per common share are calculated under two-class method. See our Annual Report on Form 10-K for period ended December 31, 2015 for more information on the two-class method.
(6)	Depreciation and amortization includes:

	Three Months Ended
	June 30,
	2016	2015
Depreciation of property, plant and equipment	$30.0	$31.4
Amortization of intangible assets acquired	27.5	23.0
Amortization of deferred share-based compensation	16.8	14.9

Total	$74.3	$69.3

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Six Months Ended
	June 30,
	2016			2015
	U.S. GAAP As Reported	Less: Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Less: Special Items(2)	Non-U.S. GAAP Adjusted
Net sales	$3,317.6	$—	$3,317.6	$3,531.4	$—	$3,531.4
Cost of sales(3)	2,066.9	(2.7)	2,064.2	2,218.0	(2.5)	2,215.5

Gross profit	1,250.7	2.7	1,253.4	1,313.4	2.5	1,315.9
As a % of total net sales	37.7%		37.8%	37.2%		37.3%
Selling, general and administrative expenses(3)	809.5	(13.5)	796.0	843.1	(16.5)	826.6
As a % of total net sales	24.4%		24.0%	23.9%		23.4%
Amortization expense of intangible assets acquired	48.9	—	48.9	45.6	—	45.6
Stock appreciation rights expense	0.2	(0.2)	—	4.5	(4.5)	—
Restructuring and other charges(3)	1.9	(1.9)	—	29.6	(29.6)	—

Operating profit	390.2	18.3	408.5	390.6	53.1	443.7
As a % of total net sales	11.8%		12.3%	11.1%		12.6%
Interest expense	(109.0)	—	(109.0)	(117.5)	—	(117.5)
Foreign currency exchange loss related to Venezuelan subsidiaries	(2.8)	2.8	—	(29.7)	29.7	—
Charges related to Venezuelan subsidiaries(3)	(46.0)	46.0	—	—	—	—
Loss on debt redemption and refinancing activities	—	—	—	(111.3)	111.3	—
Gain (loss) on sale of business	(1.6)	1.6	—	29.2	(29.2)	—
Other (expense) income, net	4.5	2.8	7.3	12.9	(6.9)	6.0

Earnings before income tax provision	235.3	71.5	306.8	174.2	158.0	332.2

Income tax provision	93.8	(14.1)	79.7	48.9	41.5	90.4

Effective income tax rate(4)	39.9%		26.0%	28.1%		27.2%

Net income	$141.5	85.6	$227.1	$125.3	$116.5	$241.8

Net earnings per common share(5):
Diluted:	$0.71	$0.44	$1.15	$0.59	$0.55	$1.14

Weighted average number of common shares outstanding:
Diluted	197.5	197.5	197.5	211.5	211.5	211.5

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted Operating Profit			$408.5			$443.7
Other income (expense), net			7.3			6.0
Depreciation and amortization(3)(6)			137.8			142.4
Accelerated depreciation and amortization of fixed assets and intangible assets for Venezuelan subsidiaries, included in depreciation and amortization(3)			(4.8)			—
Write down of non-strategic assets, included in depreciation and amortization			(0.1)			(0.3)

Non-U.S. GAAP Adjusted EBITDA			$548.7			$591.8

As a % of total net sales			16.5%			16.8%

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	Special items are certain specified infrequent, non-operational or one-time costs/credits that are included in our U.S. GAAP reported results. These special items include charges related to ceasing operations in Venezuela, restructuring charges and other costs associated with our restructuring programs, and a loss on the remeasurement of our Venezuelan subsidiaries, and gains/losses on sale of businesses. See the ‘Reconciliation of Non-U.S. GAAP Total Company Adjusted EBITDA to U.S. GAAP Net Earnings from Continuing Operations’ table on page 15 for a description of the special items.
(3)	Due to the ongoing challenging economic situation in Venezuela, the Company approved a program in the second quarter of 2016 to cease operations in the country. This resulted in total costs of $52.1 million being incurred which included a voluntary reduction in headcount including severance and termination benefits for employees of approximately $0.3 million recorded in restructuring and other charges, depreciation and amortization expense related to fixed assets and intangibles of approximately $4.8 million recorded in selling, general and administrative expenses, inventory reserves of $1.0 million recorded in costs of sales and the release of cumulative translation adjustment of approximately $46.0 million recorded in charges related to Venezuelan subsidiaries.
(4)	Our Adjusted Tax Rate is defined as the effective income tax rate on Non-U.S. GAAP Adjusted Net Earnings.
(5)	Net earnings per common share are calculated under two-class method. See our Annual Report on Form 10-K for period ended December 31, 2015 for more information on the two-class method.
(6)	Depreciation and amortization includes:

	Six Months Ended
	June 30,
	2016	2015
Depreciation of property, plant and equipment	$57.7	$63.6
Amortization of intangible assets acquired	48.9	45.6
Amortization of deferred share-based compensation	31.2	33.2

Total	$137.8	$142.4

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT INFORMATION(1)

(Unaudited)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2016	2015(2)	Change	2016	2015(2)	Change
Net Sales:
Food Care	$802.3	$846.6	(5.2)%	$1,567.0	$1,726.4	(9.2)%
As a % of Total Company net sales	46.5%	47.4%		47.2%	48.9%
Diversey Care	531.9	535.0	(0.6)%	973.3	1,002.9	(3.0)%
As a % of Total Company net sales	30.8%	30.0%		29.3%	28.4%
Product Care	374.2	383.9	(2.5)%	741.4	763.8	(2.9)%
As a % of Total Company net sales	21.7%	21.5%		22.3%	21.6%
Other	18.6	19.5	(4.6)%	35.9	38.3	(6.3)%

Total Company Net Sales	$1,727.0	$1,785.0	(3.2)%	$3,317.6	$3,531.4	(6.1)%

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2016	2015(2)	Change	2016	2015(2)	Change
Adjusted EBITDA:
Food Care	$162.8	$173.7	(6.3)%	$310.6	$364.2	(14.7)%
Adjusted EBITDA Margin	20.3%	20.5%		19.8%	21.1%
Diversey Care	86.2	69.0	24.9%	122.5	110.1	11.3%
Adjusted EBITDA Margin	16.2%	12.9%		12.6%	11.0%
Product Care	78.8	79.6	(1.0)%	155.9	156.0	(0.1)%
Adjusted EBITDA Margin	21.1%	20.7%		21.0%	20.4%
Other	(22.2)	(14.7)	51.0%	(40.3)	(38.5)	4.7%

Non-U.S. GAAP Total Company Adjusted EBITDA	$305.6	$307.6	(0.7)%	$548.7	$591.8	(7.3)%

Adjusted EBITDA Margin	17.7%	17.2%		16.5%	16.8%

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	As of January 1, 2016, our Kevothermal business was moved from Other to our Product Care division. This resulted in a reclassification of $3 million of net sales and less than $1 million of adjusted EBITDA for the three months ended June 30, 2015 and $6 million of net sales and less than $2 million of adjusted EBITDA for the six months ended June 30, 2015.

SEALED AIR CORPORATION

SEGMENT INFORMATION – CONTINUED

SUPPLEMENTARY INFORMATION(1)

RECONCILIATION OF NON-U.S. GAAP TOTAL COMPANY ADJUSTED EBITDA TO

U.S. GAAP NET EARNINGS FROM CONTINUING OPERATIONS

(Unaudited)

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Non-U.S. GAAP Total Company Adjusted EBITDA	$305.6	$307.6	$548.7	$591.8
Depreciation and amortization (2)(4)	(74.3)	(69.3)	(137.8)	(142.4)
Special items:
Accelerated depreciation of non-strategic assets related to restructuring programs	0.1	(0.3)	0.1	0.3
Accelerated depreciation and amortization of fixed assets and intangible assets for Venezuelan subsidiaries(2)	4.8	—	4.8	—
Restructuring and other charges(2)(5)	(1.6)	(16.9)	(1.6)	(29.6)
Other restructuring associated costs included in cost of sales and selling, general and administrative expenses	(5.2)	(10.7)	(11.3)	(19.2)
SARs	0.1	(1.6)	(0.2)	(4.5)
Foreign currency exchange (loss) gains related to Venezuelan subsidiaries	(1.1)	(30.5)	(2.8)	(29.7)
Charges related to ceasing operations in Venezuela(2)	(52.1)	—	(52.1)	—
Loss on debt redemption and refinancing activities	—	(110.8)	—	(111.3)
Gain (loss) on sale of North America foam trays and absorbent pads business and European food trays business	—	29.2	(1.6)	29.2
Gain (loss) related to the sale of other businesses, investments and property, plant and equipment	(0.4)	5.3	(2.1)	8.8
Other(3)	1.4	(0.1)	0.2	(1.7)
Interest expense	(54.3)	(59.0)	(109.0)	(117.5)
Income tax provision	73.4	14.8	93.8	48.9

U.S. GAAP net income	$49.6	$28.1	$141.5	$125.3

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	Due to the ongoing challenging economic situation in Venezuela, the Company approved a program in the second quarter of 2016 to cease operations in the country. This resulted in total costs of $52 million being incurred which included a voluntary reduction in headcount including severance and termination benefits for employees of approximately $0.3 million recorded in restructuring and other charges, depreciation and amortization expense related to fixed assets and intangibles of approximately $4.7 million recorded in selling, general and administrative expenses, inventory reserves of $1.0 million recorded in costs of sales and the release of cumulative translation adjustment of approximately $46.0 million recorded in charges related to Venezuelan subsidiaries.
(3)	Other special items for the three and six months ended June 30, 2016 primarily included a reduction in a non-income tax reserve based on completion of an audit partially offset by legal fees associated with restructuring and acquisitions. Other special items for the three and six months ended June 30, 2015 primarily included legal fees associated with restructuring and acquisitions.
(4)	Depreciation and amortization by segment are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Food Care	$24.5	$26.8	$50.2	$55.3
Diversey Care	25.0	25.2	48.0	51.3
Product Care	9.3	9.4	18.9	19.5
Other	15.5	7.9	20.7	16.3

Total Company depreciation and amortization(1)	$74.3	$69.3	$137.8	$142.4

(1)	Includes share-based incentive compensation of $16.8 million and $31.2 million for the three and six months ended June 30, 2016 and $14.9 million and $33.2 million for the three and six months ended June 30, 2015, respectively.

(5)	Restructuring and other charges by segment is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Food Care	$0.7	$7.2	$0.7	$14.1
Diversey Care	0.5	6.3	0.5	9.5
Product Care	0.4	3.3	0.4	5.9
Other	—	0.1	—	0.1

Total Company restructuring and other charges(1)	$1.6	$16.9	$1.6	$29.6

(1)	For the three and six months ended June 30, 2016, restructuring and other charges excludes $0.3 million related to severance and termination benefits for employees in our Venezuelan subsidiaries.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY SEGMENT(1)

	Three Months Ended June 30, (Unaudited)
(In millions)	Food Care		Diversey Care		Product Care(4)		Other(4)		Total Company
2015 Net Sales	$846.6		$535.0		$383.9		$19.5		$1,785.0

Volume - Units	5.6	0.7%	2.4	0.4%	1.5	0.4%	(1.0)	(5.1)%	8.5	0.5%
Price/mix (2)	3.7	0.4%	10.5	2.0%	(7.4)	(1.9)%	0.3	1.5%	7.1	0.4%
Divestitures	(14.8)	(1.7)%	—	—%	—	—%	—	—%	(14.8)	(0.8)%

Total constant dollar change (Non-U.S. GAAP)(3)	(5.5)	(0.6)%	12.9	2.4%	(5.9)	(1.5)%	(0.7)	(3.6)%	0.8	0.1%
Foreign currency translation	(38.8)	(4.6)%	(16.0)	(3.0)%	(3.8)	(1.0)%	(0.2)	(1.0)%	(58.8)	(3.3)%

Total change (U.S. GAAP)	(44.3)	(5.2)%	(3.1)	(0.6)%	(9.7)	(2.5)%	(0.9)	(4.6)%	(58.0)	(3.2)%

2016 Net Sales	$802.3		$531.9		$374.2		$18.6		$1,727.0

COMPONENTS OF ORGANIC CHANGE IN NET SALES BY SEGMENT(1)

	Three Months Ended June 30, (Unaudited)
(In millions)	Food Care		Diversey Care		Product Care(4)		Other(4)		Total Company
2015 Net Sales	$846.6		$535.0		$383.9		$19.5		$1,785.0
Less: Divestitures	(14.8)		—		—		—		(14.8)

2015 Net Sales, Excluding Divestitures (Non-US GAAP)	831.8		535.0		383.9		19.5		1,770.2

Volume - Units	5.6	0.7%	2.4	0.4%	1.5	0.4%	(1.0)	(5.1)%	8.5	0.5%
Price/mix (2)	3.7	0.4%	10.5	2.0%	(7.4)	(1.9)%	0.3	1.5%	7.1	0.4%

Total Organic change (Non-US GAAP) (3)	9.3	1.1%	12.9	2.4%	(5.9)	(1.5)%	(0.7)	(3.6)%	15.6	0.9%
Foreign Currency Translation	(38.8)	(4.6)%	(16.0)	(3.0)%	(3.8)	(1.0)%	(0.2)	(1.0)%	(58.8)	(3.3)%

Total change (Non-US GAAP)	(29.5)	(3.5)%	(3.1)	(0.6)%	(9.7)	(2.5)%	(0.9)	(4.6)%	(43.2)	(2.4)%

2016 Net Sales	$802.3		$531.9		$374.2		$18.6		$1,727.0

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	Our price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.
(3)	Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.
(4)	As of January 1, 2016, our Kevothermal business was moved from Other to our Product Care division. This resulted in a reclassification of $3 million of net sales and less than $1 million of adjusted EBITDA for the three months ended June 30, 2015.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY SEGMENT(1)

	Six Months Ended June 30, (Unaudited)
	Food Care		Diversey Care		Product Care(4)		Other(4)		Total
2015 Net Sales	$1,726.4		$1,002.9		$763.8		$38.3		$3,531.4

Volume - Units	18.4	1.1%	1.3	0.1%	5.2	0.7%	(1.9)	(5.0)%	23.0	0.7%
Price/mix (2)	9.6	0.6%	18.4	1.8%	(12.2)	(1.6)%	1.1	2.9%	16.9	0.5%
Divestitures	(81.9)	(4.7)%	—	—%	—	—%	—	—%	(81.9)	(2.3)%

Total constant dollar change (Non-U.S. GAAP)(3)	(53.9)	(3.0)%	19.7	1.9%	(7.0)	(0.9)%	(0.8)	(2.1)%	(42.0)	(1.1)%
Foreign currency translation	(105.5)	(6.2)%	(49.3)	(4.9)%	(15.4)	(2.0)%	(1.6)	(4.2)%	(171.8)	(5.0)%

Total change (U.S. GAAP)	(159.4)	(9.2)%	(29.6)	(3.0)%	(22.4)	(2.9)%	(2.4)	(6.3)%	(213.8)	(6.1)%

2016 Net Sales	$1,567.0		$973.3		$741.4		$35.9		$3,317.6

COMPONENTS OF ORGANIC CHANGE IN NET SALES BY SEGMENT(1)

	Six Months Ended June 30, (Unaudited)
(In millions)	Food Care		Diversey Care		Product Care(4)		Other(4)		Total Company
2015 Net Sales	$1,726.4		$1,002.9		$763.8		$38.3		$3,531.4
Less: Divestitures	(81.9)		—		—		—		(81.9)

2015 Net Sales, Excluding Divestitures (Non-US GAAP)	1,644.5		1,002.9		763.8		38.3		3,449.5

Volume - Units	18.4	1.1%	1.3	0.1%	5.2	0.7%	(1.9)	(5.0)%	23.0	0.7%
Price/mix (2)	9.6	0.6%	18.4	1.8%	(12.2)	(1.6)%	1.1	2.9%	16.9	0.5%

Total Organic change (Non-US GAAP) (3)	28.0	1.7%	19.7	1.9%	(7.0)	(0.9)%	(0.8)	(2.1)%	39.9	1.2%
Foreign Currency Translation	(105.5)	(6.3)%	(49.3)	(4.9)%	(15.4)	(2.0)%	(1.6)	(4.2)%	(171.8)	(5.0)%

Total change (Non-US GAAP)	(77.5)	(4.6)%	(29.6)	(3.0)%	(22.4)	(2.9)%	(2.4)	(6.3)%	(131.9)	(3.8)%

2016 Net Sales	$1,567.0		$973.3		$741.4		$35.9		$3,317.6

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	Our price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.
(3)	Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.
(4)	As of January 1, 2016, our Kevothermal business was moved from Other to our Product Care division. This resulted in a reclassification of $6 million of net sales and less than $2 million of adjusted EBITDA for the six months ended June 30, 2015.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY REGION(1)

	Three Months Ended June 30, (Unaudited)
(In millions)	North America		EMEA(2)		Latin America		APAC(3)		Total
2015 Net Sales	$738.8		$617.2		$181.2		$247.8		$1,785.0

Volume - Units	9.0	1.2%	7.8	1.3%	(8.7)	(4.8)%	0.4	0.2%	8.5	0.5%
Price/mix	(24.8)	(3.4)%	7.2	1.2%	23.5	13.0%	1.2	0.5%	7.1	0.4%
Divestitures	—	—%	(14.8)	(2.4)%	—	—%	—	—%	(14.8)	(0.8)%

Total constant dollar change (Non-U.S. GAAP)	(15.8)	(2.2)%	0.2	0.1%	14.8	8.2%	1.6	0.7%	0.8	0.1%
Foreign currency translation	(2.7)	(0.3)%	(10.3)	(1.7)%	(35.4)	(19.5)%	(10.4)	(4.2)%	(58.8)	(3.3)%

Total change (U.S. GAAP)	(18.5)	(2.5)%	(10.1)	(1.6)%	(20.6)	(11.3)%	(8.8)	(3.5)%	(58.0)	(3.2)%

2016 Net Sales	$720.3		$607.1		$160.6		$239.0		$1,727.0

COMPONENTS OF ORGANIC CHANGE IN NET SALES BY REGION(1)

	Three Months Ended June 30, (Unaudited)
(In millions)	North America		EMEA(2)		Latin America		APAC(3)		Total
2015 Net Sales	$738.8		$617.2		$181.2		$247.8		$1,785.0
Less: Divestitures	—		(14.8)		—		—		(14.8)

2015 Net Sales, Excluding Divestitures (Non-US GAAP)	738.8		602.4		181.2		247.8		1,770.2

Volume - Units	9.0	1.2%	7.8	1.3%	(8.7)	(4.8)%	0.4	0.2%	8.5	0.5%
Price/mix	(24.8)	(3.4)%	7.2	1.2%	23.5	13.0%	1.2	0.5%	7.1	0.4%

Total Organic change (Non-US GAAP) (4)	(15.8)	(2.2)%	15.0	2.5%	14.8	8.2%	1.6	0.7%	15.6	0.9%
Foreign Currency Translation	(2.7)	(0.3)%	(10.3)	(1.7)%	(35.4)	(19.5)%	(10.4)	(4.2)%	(58.8)	(3.3)%

Total change (Non-US GAAP)	(18.5)	(2.5)%	4.7	0.8%	(20.6)	(11.3)%	(8.8)	(3.5)%	(43.2)	(2.4)%

2016 Net Sales	$720.3		$607.1		$160.6		$239.0		$1,727.0

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	EMEA consists of Europe, Middle East, Africa and Turkey.
(3)	APAC refers collectively to our Asia Pacific region. This region consists of i) Greater China, ii) India/Southeast Asia and iii) Australia, New Zealand, Japan and Korea.
(4)	Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY REGION(1)

	Six Months Ended June 30, (Unaudited)
	North America		EMEA(2)		Latin America		APAC(3)		Total
2015 Net Sales	$1,476.1		$1,197.9		$358.9		$498.5		$3,531.4

Volume - Units	15.8	1.1%	22.6	1.9%	(16.8)	(4.7)%	1.4	0.3%	23.0	0.7%
Price/mix	(45.1)	(3.1)%	11.8	1.0%	48.0	13.4%	2.2	0.4%	16.9	0.5%
Divestitures	(52.9)	(3.6)	(29.0)	(2.4)%	—	—%	—	—%	(81.9)	(2.3)%

Total constant dollar change (Non-U.S. GAAP)	(82.2)	(5.6)%	5.4	0.5%	31.2	8.7%	3.6	0.7%	(42.0)	(1.1)%
Foreign currency translation	(9.6)	(0.6)%	(48.3)	(4.1)%	(85.1)	(23.7)%	(28.8)	(5.8)%	(171.8)	(5.0)%

Total change (U.S. GAAP)	(91.8)	(6.2)%	(42.9)	(3.6)%	(53.9)	(15.0)%	(25.2)	(5.1)%	(213.8)	(6.1)%

2016 Net Sales	$1,384.3		$1,155.0		$305.0		$473.3		$3,317.6

COMPONENTS OF ORGANIC CHANGE IN NET SALES BY REGION(1)

	Six Months Ended June 30, (Unaudited)
(In millions)	North America		EMEA(2)		Latin America		APAC(3)		Total
2015 Net Sales	$1,476.1		$1,197.9		$358.9		$498.5		$3,531.4
Less: Divestitures	(52.9)		(29.0)		—		—		(81.9)

2015 Net Sales, Excluding Divestitures (Non-US GAAP)	1,423.2		1,168.9		358.9		498.5		3,449.5

Volume - Units	15.8	1.1%	22.6	1.9%	(16.8)	(4.7)%	1.4	0.3%	23.0	0.7%
Price/mix	(45.1)	(3.1)%	11.8	1.0%	48.0	13.4%	2.2	0.4%	16.9	0.5%

Total Organic change (Non-US GAAP) (4)	(29.3)	(2.0)%	34.4	2.9%	31.2	8.7%	3.6	0.7%	39.9	1.2%
Foreign Currency Translation	(9.6)	(0.6)%	(48.3)	(4.1)%	(85.1)	(23.7)%	(28.8)	(5.8)%	(171.8)	(5.0)%

Total change (Non-US GAAP)	(38.9)	(2.6)%	(13.9)	(1.2)%	(53.9)	(15.0)%	(25.2)	(5.1)%	(131.9)	(3.8)%

2016 Net Sales	$1,384.3		$1,155.0		$305.0		$473.3		$3,317.6

(1)	The supplementary information included in this press release for 2016 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	EMEA consists of Europe, Middle East, Africa and Turkey.
(3)	APAC refers collectively to our Asia Pacific region. This region consists of i) Greater China, ii) India/Southeast Asia and iii) Australia, New Zealand, Japan and Korea.
(4)	Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.